EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Lori Tagami

Vice President, Marketing

703.742.5376

ltagami@quadramed.com

Dave Piazza

Vice President, Finance

703.742.5312

dpiazza@quadramed.com

QUADRAMED ACQUIRES TEMPUS SOFTWARE

RESTON, VA—(June 30, 2004)—QuadraMed® Corporation (OTCBB:QMDC.OB), a leading healthcare information technology provider, today announced that it has acquired all of the capital stock of Jacksonville, Florida-based Tempus Software™, Inc., a leading enterprise scheduling and patient access provider, for $5.8 million in cash and 2,558,824 shares of QuadraMed common stock.

“We are buying a growing and profitable company which will add an important new functionality to our product line,” said Lawrence P. English, QuadraMed Chairman and Chief Executive Officer. “Because there are a number of successful Affinity®/Tempus integrations live today, including integrated delivery networks such as Orlando Regional Healthcare, we know how well their products complement our Affinity Healthcare Information System (HIS) solutions,” he added.

The acquisition will strengthen and expand QuadraMed Affinity’s Access Management product offering. TempusOne™, the flagship Tempus product, creates a unified patient access point for hospitals to effectively coordinate systems and processes, resulting in streamlined patient workflow and timely, accurate information capture and sharing. Tempus products are designed to help minimize denials during the scheduling process and improve the accuracy of claims submissions, ultimately improving financial performance.

“The acquisition of Tempus Software is part of our strategy to further enhance our Affinity HIS solutions with innovative and next generation functionality,” said Michael S. Wilstead, QuadraMed President and Chief Operating Officer. “The Tempus scheduling product will enhance the competitiveness of our Access Management and Revenue Cycle offerings in the eyes of potential new customers, and we believe there is significant additional market potential for the Tempus product within our existing customer base,” he added.

“QuadraMed is an excellent fit for Tempus. This acquisition will enable us to continue to grow and enhance our product line,” said Matt Lang, Vice President of Sales and Marketing at Tempus Software. “By adding the industry’s leading scheduling solution to the Affinity product suite, QuadraMed can provide hospitals with a truly comprehensive, integrated Access Management offering,” he added.

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QuadraMed/Tempus

About Tempus Software, Inc.

Tempus Software was founded in 1991. Its products are installed in more than 350 healthcare facilities in the United States and Canada. Tempus provides industry leading enterprise scheduling, patient pre-registration, resource management, on-line medical necessity verification, real-time physician Web scheduling and automated call-back reminder solutions.

To learn more about Tempus Software, visit www.tempus.com.

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 850 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 1,900 healthcare provider facilities.

To learn more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed and Affinity are registered trademarks of QuadraMed Corporation. All other trademarks are the property of their respective holders.

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